UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

AMERICAN RAILCAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51728	43-1481791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clark Street St. Charles, Missouri		63301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code : (636) 940-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On September 20, 2013, James J. Unger resigned from the Board of Directors of American Railcar Industries, Inc. (the “Company”). Mr. Unger’s resignation will be effective September 30, 2013. Because Mr. Unger is pursuing other endeavors that might present a conflict, Mr. Unger decided to resign from the Company’s Board of Directors. Mr. Unger will remain in his position as President of Ohio Castings LLC, one of the Company’s joint ventures. Mr. Unger’s resignation from the Company’s Board of Directors was not a result of any disagreement with the Company or the Company’s Board of Directors.

The Company and the Company’s Board of Directors wishes to thank Mr. Unger for his many years of service and look forward to working with him in his future endeavors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 20, 2013	American Railcar Industries, Inc.

	By:	/s/ James Cowan
	Name:	James Cowan
	Title:	President and CEO